EXHIBIT 99.1

Plug Power Announces 2014 Second Quarter Results; Record Revenues Achieved

GenDrive Attains Positive Gross Margins

LATHAM, N.Y., Aug. 14, 2014 (GLOBE NEWSWIRE) -- Plug Power Inc. (Nasdaq:PLUG), a leader in providing clean, reliable energy solutions, today reports its 2014 second quarter results.

Plug Power shipped 687 GenDrive fuel cell units during the second quarter to customers including Walmart, P&G and Central Grocers. The Company also reports a gross margin of 17% on its GenDrive product for the second quarter. Even more notably, Plug Power revenue, at $17.3 million for the second quarter, is three-fold greater than that seen in the first quarter of 2014.

During the second quarter, the Company successfully deployed its first, complete GenKey site at the Walmart distribution center in Pottsville, PA. GenKey is Plug Power's all-inclusive solution that couples together GenDrive fuel cells, GenCare service and GenFuel hydrogen and fueling infrastructure for use in material handling applications. As a result of the effective deployment in Pottsville, Walmart added an additional site in Sterling, IL to the original six-site contract.

Plug Power has experienced success in the food and retail material handling sector, but has also proven an economically-driven value proposition within the automotive manufacturing market in the second quarter of 2014. The Company has secured GenDrive and GenKey deals with Volkswagen, BMW, Mercedes-Benz and Honda. The Company expects that success within the auto-manufacturing market will open up a plethora of global opportunities as these customers standardize on hydrogen fuel cells to power the electric lift trucks at their manufacturing sites worldwide.

"Activity in the second quarter has demonstrated the value proposition of the GenKey hydrogen and fuel cell solution at customer sites, namely Walmart," said Andy Marsh, CEO at Plug Power Inc. "Success has resulted in positive gross margins for GenDrive, customer confidence in our ability to deliver on our GenKey services, and driven our ability to expand into new markets."

Financial Results

Total revenue for the second quarter of 2014 was $17.3 million, comprised of $12.6 million of product revenue, $4.4 million of service revenue and $0.3 million of research and development (R&D) contract revenue. This compares to total revenue of $7.5 million in the second quarter of 2013, which was comprised of $5.6 million of product revenue, $1.5 million of service revenue and $0.4 million of R&D contract revenue.

The Company shipped 687 units during the second quarter of 2014 compared to 246 units in the second quarter of 2013.

Total cost of revenue for the second quarter of 2014 was $17.1 million, comprised of $10.4 million of cost of product revenue, $5.9 million of cost of service revenue and $0.8 million of cost of R&D contract revenue. This compares to total cost of revenue of $9.5 million in the second quarter of 2013, which was comprised of $5.3 million of cost of product revenue, $3.6 million of cost of service revenue and $0.6 million of cost of R&D contract revenue.

R&D expenses for the second quarter of 2014 were $1.4 million compared with $0.8 million for the second quarter of 2013. Selling, general and administrative (SG&A) expenses for the second quarter of 2014 were $4.8 million compared with $3.2 million for the second quarter of 2013.

Net income for the second quarter of 2014 was $3.8 million, or $0.02 per share on a basic and diluted basis. Included in the net income for the second quarter of 2014 was a gain related to the change in fair value of previously issued common stock warrants of $9.6 million. Excluding this item, adjusted net loss for the second quarter of 2014 was $5.8 million, or $0.04 per share on a basic and diluted basis.

This compares to net loss for the second quarter of 2013 of $9.3 million, or $0.14 per share on a basic and diluted basis. Included in the net loss for the second quarter of 2013 was a charge related to the change in fair value of previously issued common stock warrants of $5.8 million. Excluding this item, adjusted net loss for the second quarter of 2013 was $3.5 million, or $0.05 per share.

Cash and Liquidity

Plug Power had cash and cash equivalents of $168.6 million and net working capital of $190.4 million at June 30, 2014. This compares to $5.0 million and $11.1 million, respectively, at December 31, 2013.

Please see the tables at the end of this press release for a reconciliation of net income (loss) to adjusted net loss.

Conference Call

Plug Power has scheduled a conference call today at 10:00 am ET to review the Company's results for the second quarter of 2014. Interested parties are invited to access the call:

  Toll-free: 877.407.8291
  Webcast (including presentation slides): https://event.webcasts.com/starthere.jsp?ei=1041468
  Webcast (audio only): http://www.media-server.com/m/p/pjr65sry

A playback of the call will be available online for a period following the event.

About Plug Power Inc.

The architects of modern fuel cell technology, Plug Power is revolutionizing the industry with cost-effective power solutions that increase productivity, lower operating costs and reduce carbon footprints. Long-standing relationships with industry leaders, including Walmart, Sysco, Procter & Gamble, and Mercedes-Benz, forged the path for Plug Power's innovative GenKey hydrogen and fuel cell system solutions. With more than 5,000 GenDrive units deployed to material handling customers, accumulating over 20 million hours of runtime, Plug Power manufactures tomorrow's incumbent power solutions today. Additional information about Plug Power is available at www.plugpower.com.

Safe Harbor Statement

This communication contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties about Plug Power Inc. ("PLUG"), including but not limited to statements about PLUG's forecast of financial performance, order bookings, product shipments, products and services, business model, strategy and growth opportunities, including global expansion and hydrogen fuel, competitive position, and customer expansion, including Walmart, Volkswagen, BMW, Mercedes-Benz and Honda. You are cautioned that such statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, such performance or results will have been achieved. Such statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in these statements. In particular, the risks and uncertainties include, among other things, the risk that we continue to incur losses and might never achieve or maintain profitability; the risk that we will need to raise additional capital to fund our operations and such capital may not be available to us; the risk that our lack of extensive experience in manufacturing and marketing products may impact our ability to manufacture and market products on a profitable and large-scale commercial basis; the risk that unit orders will not ship, be installed and/or converted to revenue, in whole or in part; the risk that pending orders may not convert to purchase orders, in whole or in part; the risk that a loss of one or more of our major customers could result in a material adverse effect on our financial condition; the risk that a sale of a significant number of shares of stock could depress the market price of our common stock; the risk that negative publicity related to our business or stock could result in a negative impact on our stock value and profitability; the risk of potential losses related to any product liability claims or contract disputes; the risk of loss related to an inability to maintain an effective system of internal controls or key personnel; the risks related to use of flammable fuels in our products; the cost and timing of developing, marketing and selling our products and our ability to raise the necessary capital to fund such costs; the ability to achieve the forecasted gross margin on the sale of our products; the risk that our actual net cash used for operating expenses may exceed the projected net cash for operating expenses; the cost and availability of fuel and fueling infrastructures for our products; market acceptance of our products, including GenDrive systems; the volatility of our stock price; our ability to establish and maintain relationships with third parties with respect to product development, manufacturing, distribution and servicing and the supply of key product components; the cost and availability of components and parts for our products; our ability to develop commercially viable products; our ability to reduce product and manufacturing costs; our ability to successfully expand our product lines; our ability to successfully expand internationally; our ability to improve system reliability for our GenDrive systems; competitive factors, such as price competition and competition from other traditional and alternative energy companies; our ability to protect our intellectual property; the cost of complying with current and future federal, state and international governmental regulations; risks associated with potential future acquisitions; and other risks and uncertainties referenced in our public filings with the Securities and Exchange Commission. For additional disclosure regarding these and other risks faced by PLUG, see disclosures contained in PLUG's public filings with the Securities and Exchange Commission (the "SEC") including, the "Risk Factors" section of PLUG's Annual Report on Form 10-K for the year ended December 31, 2013. You should consider these factors in evaluating the forward-looking statements included in this presentation and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof, and PLUG undertakes no obligation to update such statements as a result of new information.

Plug Power Inc.
Financial Highlights

Balance Sheets (Dollars in thousands):
(unaudited)
	June 30, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$ 168,609	$ 5,027
Accounts receivable, net	16,461	6,429
Inventory	19,763	10,406
Prepaid expenses and other current assets	5,092	1,851

Total current assets	209,925	23,713

Restricted cash	500	500
Property, plant and equipment, net	5,285	5,278
Leased property under capital lease, net	2,195	2,453
Note receivable	479	510
Intangible assets, net	2,707	2,902
Other	17	--

Total assets	$ 221,108	$ 35,356

Liabilities, Redeemable Preferred Stock, and Stockholders' Equity
Current liabilities:
Accounts payable	$ 9,303	$ 3,094
Accrued expenses	2,790	3,069
Product warranty reserve	1,427	1,608
Deferred revenue	4,440	3,435
Obligations under capital lease	754	718
Other current liabilities	777	679

Total current liabilities	19,491	12,603

Obligations under capital leases	200	587
Deferred revenue	8,370	5,579
Common stock warrant liability	16,129	28,830
Finance obligation	2,460	2,492
Other liabilities	1,202	766

Total liabilities	47,852	50,857

Redeemable preferred stock	2,371	2,371
Stockholders' equity (deficit)	170,885	(17,872)

Total liabilities, redeemable preferred stock, and stockholders' equity	$ 221,108	$ 35,356

Statements of Operations (Dollars in thousands):	Three months ended June 30,		Six months ended June 30,
(unaudited)
	2014	2013	2014	2013
Revenue
Product revenue	$ 12,579	$ 5,580	$ 15,741	$ 10,252
Service revenue	4,415	1,549	6,481	2,922
Research and development contract revenue	327	368	674	768
Total revenue	17,321	7,497	22,896	13,942

Cost of revenue and expenses
Cost of product revenue	10,447	5,341	13,892	10,430
Cost of service revenue	5,908	3,632	9,926	6,542
Cost of research and development contract revenue	770	533	1,188	1,153
Research and development expense	1,398	824	2,652	1,574
Selling, general and administrative expenses	4,832	3,215	8,084	6,096
Amortization of intangible assets	608	568	1,174	1,142

Operating loss	(6,642)	(6,616)	(14,020)	(12,995)

Interest and other income	49	41	94	57
Gain on bargain purchase	1,014	--	1,014	--
Change in fair value of common stock warrant liability	9,577	(5,833)	(58,856)	(7,964)
Interest and other expense	(121)	(147)	(212)	(229)
Gain on sale of equity interest in joint venture	--	3,234	--	3,234

Net income (loss) attributable to the Company	$ 3,877	$ (9,321)	$ (71,980)	$ (17,897)

Preferred stock dividends declared	(52)	(17)	(104)	(17)

Net income (loss) attributable to common shareholders	$ 3,825	$ (9,338)	$ (72,084)	$ (17,914)

Net income (loss) per share: Basic	$ 0.02	$ (0.14)	$ (0.49)	$ (0.31)
Net income (loss) per share: Diluted	$ 0.02	$ (0.14)	$ (0.49)	$ (0.31)

Basic weighted average number of common shares outstanding	159,916,449	68,662,067	146,905,767	58,669,943
Diluted weighted average number of common shares outstanding	176,157,179	68,662,067	146,905,767	58,669,943

Plug Power Inc.
Reconciliation of Non-GAAP financial measures

Reconciliation of Reported Net gain (loss) to Adjusted Net loss

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013

Net gain (loss), as reported	$ 3,825	$ (9,338)	$ (72,084)	$ (17,914)

Change in fair value of common stock warrant liability	9,577	(5,833)	(58,856)	(7,964)

Adjusted Net loss	$ (5,752)	$ (3,505)	$ (13,228)	$ (9,950)

Adjusted net loss per share: Basic	$ (0.04)	$ (0.05)	$ (0.09)	$ (0.17)
Adjusted net loss per share: Diluted	$ (0.04)	$ (0.05)	$ (0.09)	$ (0.17)

Basic weighted average number of common shares outstanding	159,916,449	68,662,067	146,905,767	58,669,943
Diluted weighted average number of common shares outstanding	159,916,449	68,662,067	146,905,767	58,669,943

Adjusted Net loss and Adjusted loss per share, basic and diluted, excludes the change in fair value of common stock warrant liability.

Reconciliation of Reported Net loss to EBITDAS

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013

Operating loss, as reported	$ (6,642)	$ (6,616)	$ (14,020)	$ (12,995)

Stock based compensation	606	514	1,255	1,020
Depreciation and amortization	1,089	968	2,113	2,087

EBITDAS	$ (4,947)	$ (5,134)	$ (10,652)	$ (9,888)

EBITDAS is defined as operating income (loss), as adjusted for depreciation and amortization expense and charges for equity compensation. EBITDAS is a non-GAAP measure of our financial performance and should not be considered as alternatives to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of our liquidity.

Plug Power Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six months ended June 30,
	2014	2013
Cash Flows From Operating Activities:
Net loss attributable to the Company	$ (71,980)	$ (17,897)
Adjustments to reconcile net loss to net cash used in operating activities:

Depreciation of property, plant and equipment, and investment in leased property	939	945
Amortization of intangible asset	1,174	1,142
Stock-based compensation	1,255	1,020
Gain on sale of equity interest in joint venture	--	(3,235)
Gain on bargain purchase	(1,014)	--
Gain on disposal of property, plant and equipment	(27)	(56)
Change in fair value of common stock warrant liability	58,856	7,965
Changes in operating assets and liabilities that provide (use) cash:
Accounts receivable	(9,716)	(327)
Inventory	(4,195)	(45)
Prepaid expenses and other current assets	(3,169)	36
Note receivable	31	30
Accounts payable, accrued expenses, product warranty reserve and other liabilities	4,188	(2,425)
Deferred revenue	3,725	1,914
Net cash used in operating activities	(19,933)	(10,933)

Cash Flows From Investing Activities:
Proceeds from sale of equity interest in joint venture	$ --	$ 3,235
Purchase of property, plant and equipment	(525)	(71)
Purchase of ReliOn, net of cash acquired	414	--
Proceeds from disposal of property, plant and equipment	27	57
Net cash (used in) provided by investing activities	(84)	3,221

Cash Flows From Financing Activities:
Restricted cash	$ --	$ (750)
Proceeds from exercise of warrants	18,317	2,849
Purchase of treasury stock	(64)	--
Proceeds from issuance of preferred stock	--	2,595
Preferred stock issuance costs	--	(144)
Proceeds from issuance of common stock and warrants	176,700	3,257
Common stock issuance costs	(10,977)	(943)
Repayment of borrowings under line of credit	--	(3,381)
Proceeds from finance obligation	--	2,600
Principal payments on obligations under capital lease and finance obligation	(379)	(338)
Net cash provided by financing activities	183,597	5,745

Effect of exchange rate changes on cash	2	(2)
Increase (decrease) in cash and cash equivalents	163,582	(1,969)
Cash and cash equivalents, beginning of period	5,027	9,380

Cash and cash equivalents, end of period	$ 168,609	$ 7,411
CONTACT: Media and Investor Relations Contact:
         Teal Vivacqua
         Plug Power Inc.
         Phone: 518.738.0269